Exhibit 99.1

Contacts:
Investors:	Media:
Validus Holdings, Ltd.	Jamie Tully/Jonathan Doorley
Jon Levenson, Senior Vice President	Sard Verbinnen & Co.
+1-441-278-9000	+1-212-687-8080
Jon.Levenson@validusholdings.com
VALIDUS ANNOUNCES RECORD FOURTH QUARTER 2009 NET OPERATING INCOME OF
$176.9 MILLION, ANNUALIZED OPERATING RETURN ON AVERAGE EQUITY OF 17.7%
Expands Share Repurchase Program to $750 million
Diluted Book Value Per Share of $29.68 at December 31, 2009
     Pembroke, Bermuda, February 18, 2010 — Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income of $165.8 million, or $1.23 per diluted common share for the three months ended December 31, 2009, compared with net income of $37.0 million, or $0.47 per diluted common share, for the three months ended December 31, 2008. Net income for the year ended December 31, 2009 was $897.4 million, or $9.24 per diluted common share, compared with $53.1 million, or $0.61 per diluted common share, for the year ended December 31, 2008.
     Net operating income for the three months ended December 31, 2009 was $176.9 million, or $1.31 per diluted common share, compared with net operating income of $50.9 million, or $0.65 per diluted common share, for the three months ended December 31, 2008. Net operating income for the year ended December 31, 2009 was $533.3 million, or $5.49 per diluted common share, compared with net operating income of $175.1 million, or $2.22 per diluted common share, for the year ended December 31, 2008.
     Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and unrealized gains or losses on investments, foreign exchange gains and losses and non-recurring items, including the gain on bargain purchase, net of expenses relating to the acquisition of IPC Holdings, Ltd. (“IPC”). Reconciliations of this measure to net income, the most directly comparable GAAP measure, are presented at the end of this release.
     Commenting on fourth quarter and full year 2009 results, Validus’ Chairman and Chief Executive Officer Ed Noonan stated: “We completed the IPC amalgamation on September 4, 2009. As a consequence of this acquisition and of strong underlying financial results in our Validus Re and Talbot segments, we closed the quarter with total shareholders’ equity of $4.03 billion, total assets of $7.02 billion and total investments and cash of $5.78 billion. Diluted book value per share rose to $29.68 at December 31, 2009, which when combined with our $0.20 quarterly dividend resulted in an increase in diluted book value per share plus dividends of 4.4% in the quarter. Total value creation for our shareholders in 2009 as measured by growth in diluted book value per share plus accumulated dividends for the year was 28.2%.”
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, HM08 Bermuda
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

January 2010 Reinsurance Renewals — Validus Re segment
     During the January renewal season, the Validus Re segment underwrote $574.3 million in gross premiums written, an increase of 56.6% from the prior year period. This renewal data does not include Talbot’s operations as its business is distributed evenly throughout the year.
Below is a table outlining the Validus Re segment’s January 2010 reinsurance renewals.

	January 2010 Gross Premiums Written - Validus Re segment (unaudited)
	U.S.	International
	Property	Property	Marine	Specialty	Total
			(U.S. $ millions)
2010	$213.3	$160.4	$146.3	$54.3	$574.3
2009	138.2	82.9	105.8	39.8	366.7
% Increase	54.3%	93.5%	38.3%	36.4%	56.6%
     Chairman and Chief Executive Officer Ed Noonan commented on 2010 business conditions: “We were very pleased with our ability to execute on our goals in January. We were able to grow the combined premium of Validus Re post acquisition, while bringing more diversification to our risk profile. We improved the loss ratio on the combined catastrophe portfolio, while materially reducing our probable maximum loss. We were extremely gratified with the reception afforded us by clients and brokers as one of the largest underwriters of catastrophe risk. In our Talbot Syndicate we saw rate increases diminish but continue to be at attractive levels in most classes.”
Fourth quarter 2009 results
     Highlights for the fourth quarter include the following:
•	Gross premiums written for the three months ended December 31, 2009 were $255.3 million compared to $191.7 million for the three months ended December 31, 2008, an increase of $63.6 million, or 33.1%.

•	Net premiums earned for the three months ended December 31, 2009 were $427.9 million compared to $316.0 million for the three months ended December 31, 2008, an increase of $111.9 million, or 35.4%.

•	Combined ratio of 64.1% which included $48.7 million of favorable prior year loss reserve development, benefiting the loss ratio by 11.4 percentage points.

•	Net operating income for the three months ended December 31, 2009 of $176.9 million compared to $50.9 million for the three months ended December 31, 2008, an increase of $126.0 million, or 247.5%, primarily attributable to an increased contribution from underwriting income of $120.6 million, higher investment income of $4.8 million, lower tax expense of $6.3 million, offset by higher finance expense of $5.9 million.

•	Net income for the three months ended December 31, 2009 of $165.8 million compared to $37.0 million for the three months ended December 31, 2008, an increase of $128.7 million, or 347.8%, reflecting an increase in operating income of $126.0 million, an increase in foreign exchange gains of $13.9 million, a gain on the repurchase of debentures of $4.4 million, an increase in net realized investment gains of $2.3 million, offset by an increase in net unrealized investment losses of $17.9 million.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, HM08 Bermuda
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

•	Annualized return on average equity of 16.6% and annualized operating return on average equity of 17.7%.
Full year 2009 results
     Highlights for the year ended December 31, 2009 include the following:
•	Gross premiums written for the year ended December 31, 2009 were $1,621.2 million compared to $1,362.5 million for the year ended December 31, 2008, an increase of $258.8 million, or 19.0%.

•	Net premiums earned for the year ended December 31, 2009 were $1,449.6 million compared to $1,256.5 million for the year ended December 31, 2008, an increase of $193.1 million, or 15.4%.

•	Combined ratio of 68.9% which included $102.1 million of favorable prior year loss reserve development, benefiting the loss ratio by 7.0 percentage points.

•	Net operating income for the year ended December 31, 2009 of $533.3 million compared to $175.1 million for the year ended December 31, 2008, an increase of $358.2 million, or 204.6%, primarily reflecting increased contribution from underwriting income of $351.9 million and lower finance expenses of $13.2 million, offset by lower investment income of $20.8 million.

•	Net income for the year ended December 31, 2009 of $897.4 million compared to $53.1 million for the year ended December 31, 2008, an increase of $844.3 million, reflecting an increase in operating income of $358.2 million, an increase in net unrealized investment gains of $164.5 million, a gain on bargain purchase, net of expenses of $287.1 million, a decrease in foreign exchange losses of $48.7 million, offset in part by an increase in net realized losses on investments of $9.9 million and a decrease in realized gain on purchase of debentures of $4.3 million.

•	Annualized return on average equity of 31.8% and annualized operating return on average equity of 18.9%.
Validus Re Segment Results
     Gross premiums written for the three months ended December 31, 2009 were $33.7 million compared to $43.9 million for the three months ended December 31, 2008, a decrease of $10.2 million, or 23.2%. Gross premiums written for the three months ended December 31, 2009 were comprised of $21.2 million of property premiums, ($1.1) million of marine premiums and $13.6 million of specialty premiums compared to $21.0 million of property premiums, $5.8 million of marine premiums and $17.1 million of specialty premiums in the three months ended December 31, 2008.
     Net premiums earned for the three months ended December 31, 2009 were $257.6 million compared to $164.4 million for the three months ended December 31, 2008, an increase of $93.3 million, or 56.7%.
     The combined ratio for the three months ended December 31, 2009 was 40.2% compared to 81.2% for the three months ended December 31, 2008, a decrease of (41.0) percentage points.
     The loss ratio for the three months ended December 31, 2009 was 17.1% compared to 58.4% for the three months ended December 31, 2008, a decrease of (41.3) percentage points. The fourth quarter of 2008 was adversely affected by development on losses on Hurricane Ike. The loss ratio for the three months ended December 31, 2009 included favorable prior year loss reserve development of $28.9 million (benefiting the loss ratio by 11.2 percentage points). In fourth quarter 2008, there was $6.1 million of favorable prior year loss development.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, HM08 Bermuda
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

     Gross premiums written for the year ended December 31, 2009 were $768.1 million compared to $687.8 million for the year ended December 31, 2008, an increase of $80.3 million, or 11.7%. Gross premiums written for the year ended December 31, 2009 were comprised of $520.3 million of property premiums, $152.9 million of marine premiums and $94.9 million of specialty premiums compared to $493.0 million of property premiums, $117.7 million of marine premiums and $77.1 million of specialty premiums in the year ended December 31, 2008.
     Net premiums earned for the year ended December 31, 2009 were $795.6 million compared to $653.5 million for the year ended December 31, 2008, an increase of $142.0 million, or 21.7%.
     The combined ratio for the year ended December 31, 2009 was 48.7% compared to 86.0% for the year ended December 31, 2008, a decrease of (37.3) percentage points.
     The loss ratio for the year ended December 31, 2009 was 23.5% compared to 64.4% for the year ended December 31, 2008, a decrease of (40.9) percentage points. 2008 included losses from Hurricanes Ike and Gustav, which represented 35.4 percentage points of the prior year loss ratio. The loss ratio for the year ended December 31, 2009 included favorable prior year loss reserve development of $53.0 million (benefiting the loss ratio by 6.7 percentage points). In 2008, there was $15.1 million of favorable prior year loss development.
Talbot Segment Results
     Gross premiums written for the three months ended December 31, 2009 were $229.5 million compared to $152.7 million for the three months ended December 31, 2008, an increase of $76.9 million, or 50.4%. Gross premiums written for the three months ended December 31, 2009 were comprised of $50.9 million of property premiums, $62.7 million of marine premiums and $115.9 million of specialty premiums compared to $29.2 million of property premiums, $56.9 million of marine premiums and $66.6 million of specialty premiums in the three months ended December 31, 2008.
     Net premiums earned for the three months ended December 31, 2009 were $170.3 million compared to $151.7 million for the three months ended December 31, 2008, an increase of $18.6 million, or 12.3%.
     The combined ratio for the three months ended December 31, 2009 was 93.2% compared to 94.5% for the three months ended December 31, 2008, a decrease of (1.3) percentage points.
     The loss ratio for the three months ended December 31, 2009 was 52.2% compared to 63.0% for the three months ended December 31, 2008, a decrease of (10.8) percentage points. The loss ratio for the three months ended December 31, 2009 included favorable prior year loss reserve development of $19.8 million (benefiting the loss ratio by 11.7 percentage points). In fourth quarter 2008, there was $13.6 million of favorable prior year loss development.
     Gross premiums written for the year ended December 31, 2009 were $919.9 million compared to $709.0 million for the year ended December 31, 2008, an increase of $210.9 million, or 29.7%. Gross premiums written for the year ended December 31, 2009 were comprised of $269.6 million of property premiums, $307.4 million of marine premiums and $342.9 million of specialty premiums compared to $152.1 million of property premiums, $287.7 million of marine premiums and $269.2 million of specialty premiums in the year ended December 31, 2008.
     Net premiums earned for the year ended December 31, 2009 were $654.0 million compared to $603.0 million for the year ended December 31, 2008, an increase of $51.0 million, or 8.5%.
     The combined ratio for the year ended December 31, 2009 was 88.7% compared to 93.3% for the year ended December 31, 2008, a decrease of (4.6) percentage points.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, HM08 Bermuda
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

     The loss ratio for the year ended December 31, 2009 was 51.5% compared to 58.3% for the year ended December 31, 2008, a decrease of (6.8) percentage points. Prior year included losses from Hurricanes Ike and Gustav, which represented 8.5 percentage points of the prior year loss ratio. The loss ratio for the year ended December 31, 2009 included favorable prior year loss reserve development of $49.1 million (benefiting the loss ratio by 7.5 percentage points). In 2008, there was $54.7 million of favorable prior year loss development.
Corporate Segment Results
     Corporate results are comprised of executive and board expenses, internal and external audit expenses, interest and costs incurred in connection with the Company’s junior subordinated deferrable debentures and other costs relating to the Company as a whole. General and administrative expenses for the three months ended December 31, 2009 were $9.7 million compared to $2.6 million for the three months ended December 31, 2008, an increase of $7.1 million, or 268.8%. Share compensation expense for the three months ended December 31, 2009 was $4.2 million compared to $3.6 million for the three months ended December 31, 2008, an increase of $0.6 million, or 16.1%. Additionally, there was a gain on the repurchase of debentures of $4.4 million.
     General and administrative expenses for the year ended December 31, 2009 were $23.5 million compared to $17.9 million for the year ended December 31, 2008, an increase of $5.6 million, or 31.3%. Additionally, there was $287.1 million in income from the gain on bargain purchase, net of expenses relating to the acquisition of IPC during the year. Share compensation expense for the year ended December 31, 2009 was $12.3 million compared to $15.6 million for the year ended December 31, 2008, a decrease of $3.3 million, or 21.0%, due to the vesting of a tranche of restricted stock to senior executives during the three months ended March 31, 2009.
Investments
     Net investment income for the three months ended December 31, 2009 was $35.5 million compared to $30.7 million for the three months ended December 31, 2008, an increase of $4.8 million, or 15.8%. Net investment income for the year ended December 31, 2009 was $118.8 million compared to $139.5 million for the year ended December 31, 2008, a decrease of $20.8 million, or 14.9%. Net investment income increased during the quarter due to a larger fixed maturity portfolio post IPC acquisition.
     Net realized gains on investments for the three months ended December 31, 2009 were $9.1 million compared $6.8 million for the three months ended December 31, 2008. Net realized (losses) on investments for the year ended December 31, 2009 were ($11.5) million compared to ($1.6) million for the year ended December 31, 2008.
     Net unrealized (losses) on investments for the three months ended December 31, 2009 were ($25.0) million compared to ($7.1) million for the three months ended December 31, 2008. Net unrealized gains on investments for the year ended December 31, 2009 were $84.8 million compared to net unrealized (losses) of ($79.7) million for the year ended December 31, 2008. The net unrealized losses in the three months ended December 31, 2009 resulted primarily from an upward shift in the yield curve which affected the bond portfolio.
Finance Expenses
     Finance expenses for the three months ended December 31, 2009 were $14.4 million compared to $8.5 million for the three months ended December 31, 2008, an increase of $5.9 million, or 69.0%. Finance expenses for the year ended December 31, 2009 were $44.1 million compared to $57.3 million for the year ended December 31, 2008, a decrease of $13.2 million, or 23.0%. The decrease for the year ended December 31, 2009 primarily related to the termination of third-party capital for Talbot commencing with the 2008 year of account. Finance expenses consisted principally of interest on the Company’s junior subordinated deferrable debentures and third-party capital costs for Talbot.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, HM08 Bermuda
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Shareholders’ Equity and Capitalization
     As at December 31, 2009, shareholders’ equity was $4.03 billion. Diluted book value per common share was $29.68 compared to $23.78 at December 31, 2008. Diluted book value per common share is a non-GAAP financial measure. A reconciliation of this measure to shareholders’ equity, the most directly comparable GAAP measure is presented at the end of this release.
     Total capitalization at December 31, 2009 was $4.32 billion, including $289.8 million of junior subordinated deferrable debentures.
Share Repurchase Program Modification and Extension
     On February 17, 2010, the Board of Directors of the Company (the “Board”) authorized the Company to return up to $750 million to shareholders. To this end, the Board has expanded its current share repurchase program authorizing the Company to repurchase up to $750 million of common shares. This amount is in addition to, and in excess of, the $135.5 million of common shares repurchased by the Company through February 17, 2010 under its previously authorized $400 million share repurchase program announced in November 2009. The Company expects the repurchases to be made from time to time in the open market or in privately negotiated transactions. The timing, form and amount of the share repurchases under the program will depend on a variety of factors, including market conditions, the Company’s capital position relative to internal and rating agency targets, legal requirements and other factors. The repurchase program may be modified, extended or terminated by the Board at any time.
     A summary of the share repurchases made to date is as follows:

	Share repurchase activity
	Total as at December 31,	Post year end until to	Total as at February 17,
Effect of share repurchases:	2009	February 17, 2010 (1)	2010
Aggregate purchase price of shares repurchased (1)	$84,243	$51,251	$135,494
Shares repurchased	3,156,871	1,941,400	5,098,271
Average price of shares repurchased (1)	$26.69	$26.40	$26.58
Estimated net accretive (dilutive) impact on:

Diluted book value per common share (2)	$0.07	$0.04	$0.11

Diluted earnings per share — Annual (3)	$0.02

Diluted earnings per share — Quarter (3)	$0.01

(1)	Share transactions are on a trade date basis through February 17, 2010 and are inclusive of commissions. Average share price is rounded to two decimal places

(2)	As the average price per share repurchased during the periods 2009 and 2010 was lower than the book value per common share, the repurchase of shares increased the ending book value per share.

(3)	The estimated impact on diluted earnings per share was calculated by comparing reported results versus i) net income per share plus an estimate of lost net investment income on the cumulative share repurchases divided by ii) weighted average diluted shares outstanding excluding the weighted average impact of cumulative share repurchases. The impact of cumulative share repurchases was accretive to diluted earnings per share.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, HM08 Bermuda
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Conference Call
     The Company will host a conference call for analysts and investors on February 19, 2010 at 9:00 AM (Eastern) to discuss the fourth quarter and full year 2009 financial results. The conference call can be accessed via telephone by dialing 1-800-706-7745 (toll-free U.S.) or 1-617-614-3472 (international) and entering the pass code 25662976#. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through March 5, 2010 by dialing
1-888-286-8010 (toll-free U.S) or 1-617-801-6888 (international) and entering the pass code 56383693.
     This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company’s website located at www.validusholdings.com. In addition, a financial supplement relating to our financial results for the three months and year ended December 31, 2009 is available in the Investor Relations section of the Company’s website.
About Validus Holdings, Ltd.
     Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, HM08 Bermuda
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at December 31, 2009 and 2008

(Expressed in thousands of U.S. dollars, except share and per share information)

	December 31,	December 31,
	2009	2008
Assets
Fixed maturities, at fair value (amortized cost: 2009 - $4,870,395; 2008 - $2,553,018)	$4,869,378	$2,454,501
Short-term investments, at fair value (amortized cost: 2009 - $482,632; 2008 - $379,537)	481,766	377,036
Other investments, at fair value (amortized cost: 2009 - $35,941; 2008 - $nil)	37,615	—
Cash and cash equivalents	387,585	449,848

Total investments and cash	5,776,344	3,281,385
Premiums receivable	551,616	408,259
Deferred acquisition costs	112,329	108,156
Prepaid reinsurance premiums	73,164	22,459
Securities lending collateral	90,350	98,954
Loss reserves recoverable	181,765	208,796
Paid losses recoverable	14,782	1,388
Net receivable for investments sold	—	490
Income taxes recoverable	2,043	1,365
Intangible assets	123,055	127,217
Goodwill	20,393	20,393
Accrued investment income	38,077	20,433
Other assets	35,222	23,185

Total assets	$7,019,140	$4,322,480

Liabilities
Reserve for losses and loss expenses	$1,622,134	$1,305,303
Unearned premiums	724,104	539,450
Reinsurance balances payable	65,414	33,042
Securities lending payable	90,106	105,688
Deferred income taxes	24,508	21,779
Net payable for investments purchased	44,145	—
Accounts payable and accrued expenses	127,809	74,184
Debentures payable	289,800	304,300

Total liabilities	2,988,020	2,383,746

Commitments and contingent liabilities

Shareholders’ equity
Common shares, 571,428,571 authorized, par value $0.175 Issued and outstanding (2009 - 128,459,478; 2008 - 75,624,697)	23,033	13,235
Treasury shares	(553)	—
Additional paid-in-capital	2,675,680	1,412,635
Accumulated other comprehensive (loss)	(4,851)	(7,858)
Retained earnings	1,337,811	520,722

Total shareholders’ equity	4,031,120	1,938,734

Total liabilities and shareholders’ equity	$7,019,140	$4,322,480

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, HM08 Bermuda
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Operations and Comprehensive Income (Loss)
For the Years Ended December 31, 2009, 2008 and 2007
(Expressed in thousands of U.S. dollars, except share and per share information)

	December 31, 2009	December 31, 2008	December 31, 2007
Revenues
Gross premiums written	$1,621,241	$1,362,484	$988,637
Reinsurance premiums ceded	(232,883)	(124,160)	(70,210)

Net premiums written	1,388,358	1,238,324	918,427
Change in unearned premiums	61,219	18,194	(60,348)

Net premiums earned	1,449,577	1,256,518	858,079
Gain on bargain purchase, net of expenses	287,099	—	—
Net investment income	118,773	139,528	112,324
Realized gain on repurchase of debentures	4,444	8,752	—
Net realized (losses) gains on investments	(11,543)	(1,591)	1,608
Net unrealized gains (losses) on investments	84,796	(79,707)	12,364
Other income	4,634	5,264	3,301
Foreign exchange (losses) gains	(674)	(49,397)	6,696

Total revenues	1,937,106	1,279,367	994,372

Expenses
Losses and loss expenses	523,757	772,154	283,993
Policy acquisition costs	262,966	234,951	134,277
General and administrative expenses	185,568	123,948	100,765
Share compensation expenses	27,037	27,097	16,189
Finance expenses	44,130	57,318	51,754
Fair value of warrants issued	—	—	2,893

Total expenses	1,043,458	1,215,468	589,871

Net income before taxes	893,648	63,899	404,501
Tax benefit (expense)	3,759	(10,788)	(1,505)

Net income	$897,407	$53,111	$402,996

Comprehensive income
Foreign currency translation adjustments	3,007	(7,809)	(49)

Comprehensive income	$900,414	$45,302	$402,947

Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	93,697,194	74,677,903	65,068,093
Diluted	97,168,409	75,819,413	67,786,673

Basic earnings per share	$9.51	$0.62	$6.19

Diluted earnings per share	$9.24	$0.61	$5.95

Cash dividends declared per share	$0.80	$0.80	$—

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, HM08 Bermuda
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three months ended December 31, 2009
(Expressed in thousands of U.S. dollars, except share and per share information)
     The following tables summarize the underwriting results of our operating segments and corporate segment:

			Corporate &
Three Months Ended December 31, 2009	Validus Re	Talbot	Eliminations	Total
Gross premiums written	$33,694	$229,548	$(7,953)	$255,289
Reinsurance premiums ceded	(652)	(37,694)	7,953	(30,393)

Net premiums written	33,042	191,854	—	224,896
Change in unearned premiums	224,596	(21,591)	—	203,005

Net premiums earned	257,638	170,263	—	427,901
Losses and loss expenses	44,134	88,886	—	133,020
Policy acquisition costs	37,088	37,555	(1,800)	72,843
General and administrative expenses	19,782	30,787	9,684	60,253
Share compensation expenses	2,590	1,367	4,232	8,189

Underwriting income (loss)	$154,044	$11,668	$(12,116)	$153,596

Net investment income	29,984	7,298	(1,776)	35,506
Realized gain on repurchase of debentures	—	—	4,444	4,444
Net realized gains on investments	8,854	245	—	9,099
Net unrealized losses on investments	(20,484)	(4,559)	—	(25,043)
Other income	2,115	2,785	(3,141)	1,759
Finance expenses	(541)	(7,037)	(6,820)	(14,398)
Foreign exchange (losses) gains	(765)	1,103	—	338

Net income (loss) before taxes	173,207	11,503	(19,409)	165,301
Tax (expense) benefit	(56)	514	—	458

Net income (loss)	$173,151	$12,017	$(19,409)	$165,759

Selected ratios (1)
Losses and loss expenses	17.1%	52.2%		31.1%
Policy acquisition costs	14.4%	22.1%		17.0%
General and administrative expenses	8.7%	18.9%		16.0%

Expense ratio	23.1%	41.0%		33.0%

Combined ratio	40.2%	93.2%		64.1%

Total assets	$4,865,771	$2,137,393	$15,976	$7,019,140

(1)	Ratios are based on net premiums earned. The general and administrative expense ratio includes share compensation expenses.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, HM08 Bermuda
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three months ended December 31, 2008
(Expressed in thousands of U.S. dollars, except share and per share information)

			Corporate &
Three Months Ended December 31, 2008	Validus Re	Talbot	Eliminations	Total
Gross premiums written	$43,873	$152,662	$(4,799)	$191,736
Reinsurance premiums ceded	(1,696)	(5,825)	4,799	(2,722)

Net premiums written	42,177	146,837	—	189,014
Change in unearned premiums	122,191	4,826	—	127,017

Net premiums earned	164,368	151,663	—	316,031
Losses and loss expenses	95,972	95,604	—	191,576
Policy acquisition costs	28,011	33,560	(164)	61,407
General and administrative expenses	7,301	12,882	2,626	22,809
Share compensation expenses	2,197	1,436	3,646	7,279

Underwriting income (loss)	$30,887	$8,181	$(6,108)	$32,960

Net investment income	25,258	7,075	(1,662)	30,671
Net realized gains on investments	3,993	2,764	—	6,757
Net unrealized (losses) gains on investments	(26,097)	18,998	—	(7,099)
Other income	164	1,598	(164)	1,598
Finance expenses	(224)	(1,530)	(6,768)	(8,522)
Foreign exchange (losses)	(1,054)	(12,500)	—	(13,554)

Net income (loss) before taxes	32,927	24,586	(14,702)	42,811
Tax (expense)	(10)	(5,786)	—	(5,796)

Net income (loss)	$32,917	$18,800	$(14,702)	$37,015

Selected ratios (1)
Losses and loss expenses	58.4%	63.0%		60.6%
Policy acquisition costs	17.0%	22.1%		19.4%
General and administrative expenses	5.8%	9.4%		9.5%

Expense ratio	22.8%	31.5%		28.9%

Combined ratio	81.2%	94.5%		89.5%

Total assets	$2,583,290	$1,732,832	$6,358	$4,322,480

(1)	Ratios are based on net premiums earned. The general and administrative expense ratio includes share compensation expenses.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, HM08 Bermuda
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the year ended December 31, 2009
(Expressed in thousands of U.S. dollars, except share and per share information)
     The following tables summarize the underwriting results of our operating segments and corporate segment:

			Corporate &
Year ended December 31, 2009	Validus Re	Talbot	Eliminations	Total
Gross premiums written	$768,084	$919,906	$(66,749)	$1,621,241
Reinsurance premiums ceded	(95,446)	(204,186)	66,749	(232,883)

Net premiums written	672,638	715,720	—	1,388,358
Change in unearned premiums	122,912	(61,693)	—	61,219

Net premiums earned	795,550	654,027	—	1,449,577
Losses and loss expenses	186,704	337,053	—	523,757
Policy acquisition costs	127,433	139,932	(4,399)	262,966
General and administrative expenses	65,710	96,352	23,506	185,568
Share compensation expenses	7,576	7,171	12,290	27,037

Underwriting income (loss)	$408,127	$73,519	$(31,397)	$450,249

Net investment income	94,973	30,114	(6,314)	118,773
Realized gain on repurchase of debentures	—	—	4,444	4,444
Net realized (losses) on investments	(5,428)	(6,115)	—	(11,543)
Net unrealized gains on investments	75,209	9,587	—	84,796
Other income	5,149	5,225	(5,740)	4,634
Finance expenses	(1,774)	(14,725)	(27,631)	(44,130)
Foreign exchange (losses) gains	(1,406)	676	56	(674)
Gain on bargain purchase	—	—	287,099	287,099

Net income before taxes	574,850	98,281	220,517	893,648
Tax (expense) benefit	(163)	3,922	—	3,759

Net income	$574,687	$102,203	$220,517	$897,407

Selected ratios (1)
Losses and loss expenses	23.5%	51.5%		36.1%
Policy acquisition costs	16.0%	21.4%		18.1%
General and administrative expenses	9.2%	15.8%		14.7%

Expense ratio	25.2%	37.2%		32.8%

Combined ratio	48.7%	88.7%		68.9%

Total assets	$4,865,771	$2,137,393	$15,976	$7,019,140

(1)	Ratios are based on net premiums earned. The general and administrative expense ratio includes share compensation expenses.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, HM08 Bermuda
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the year ended December 31, 2008
(Expressed in thousands of U.S. dollars, except share and per share information)

			Corporate &
Year ended December 31, 2008	Validus Re	Talbot	Eliminations	Total
Gross premiums written	$687,771	$708,996	$(34,283)	$1,362,484
Reinsurance premiums ceded	(62,933)	(95,510)	34,283	(124,160)

Net premiums written	624,838	613,486	—	1,238,324
Change in unearned premiums	28,693	(10,499)	—	18,194

Net premiums earned	653,531	602,987	—	1,256,518
Losses and loss expenses	420,645	351,509	—	772,154
Policy acquisition costs	100,243	135,017	(309)	234,951
General and administrative expenses	34,607	71,443	17,898	123,948
Share compensation expenses	6,829	4,702	15,566	27,097

Underwriting income (loss)	$91,207	$40,316	$(33,155)	$98,368

Net investment income	101,994	41,520	(3,986)	139,528
Realized gain on repurchase of debentures	—	—	8,752	8,752
Net realized (losses) gains on investments	(9,718)	8,127	—	(1,591)
Net unrealized (losses) gains on investments	(84,714)	5,007	—	(79,707)
Other income	309	5,264	(309)	5,264
Finance expenses	(879)	(27,351)	(29,088)	(57,318)
Foreign exchange (losses)	(16,701)	(32,696)	—	(49,397)

Net income (loss) before taxes	81,498	40,187	(57,786)	63,899
Tax (expense)	(88)	(10,700)	—	(10,788)

Net income (loss)	$81,410	$29,487	$(57,786)	$53,111

Selected ratios (1)
Losses and loss expenses	64.4%	58.3%		61.5%
Policy acquisition costs	15.3%	22.4%		18.7%
General and administrative expenses	6.3%	12.6%		12.0%

Expense ratio	21.6%	35.0%		30.7%

Combined ratio	86.0%	93.3%		92.2%

Total assets	$2,583,290	$1,732,832	$6,358	$4,322,480

(1)	Ratios are based on net premiums earned. The general and administrative expense ratio includes share compensation expenses.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, HM08 Bermuda
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Net Operating Income, Net Operating Income per share and Annualized Net
Operating Return on Average Equity
For the year ended December 31, 2009 and 2008
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
Net income	$165,759	$37,015	$897,407	$53,111
Adjustments for:
Gain on bargain purchase, net of expenses	—	—	(287,099)	—
Realized (gain) on repurchase of debentures	(4,444)	—	(4,444)	(8,752)
Net realized (gains) losses on investments	(9,099)	(6,757)	11,543	1,591
Net unrealized losses (gains) on investments	25,043	7,099	(84,796)	79,707
Foreign exchange (gains) losses	(338)	13,554	674	49,397

Net operating income	176,921	50,911	533,285	175,054
less: Dividends and distributions
declared on outstanding warrants	(1,590)	(1,736)	(6,507)	(6,947)

Net operating income, adjusted	$175,331	$49,175	$526,778	$168,107

Net income per share — diluted	$1.23	$0.47	$9.24	$0.61
Gain on bargain purchase, net of expenses	—	$—	$(2.95)	$—
Realized (gain) on repurchase of debentures	(0.03)	$—	$(0.05)	$(0.12)
Net realized (gains) losses on investments	(0.07)	$(0.09)	$0.12	$0.02
Net unrealized losses (gains) on investments	0.18	$0.09	$(0.88)	$1.06
Foreign exchange losses	—	$0.18	$0.01	$0.65

Net operating income per share — diluted	$1.31	$0.65	$5.49	$2.22

Weighted average number of common shares and common share equivalents — diluted	134,794,120	75,740,546	97,168,409	75,819,413

Average shareholders’ equity	3,998,656	1,927,673	2,822,200	1,967,517

Annualized operating return on average equity	17.7%	10.6%	18.9%	8.9%

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, HM08 Bermuda
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Diluted Book Value Per Common Share
As at December 31, 2009 and December 31, 2008
(Expressed in thousands of U.S. dollars, except share and per share information)

	As at December 31, 2009
				Book value per
	Equity amount	Shares	Exercise price	share
Book value per common share
Total shareholders’ equity	$4,031,120	128,459,478		$31.38

Diluted book value per common share
Total shareholders’ equity	4,031,120	128,459,478

Assumed exercise of outstanding warrants	139,576	7,952,138	$17.55
Assumed exercise of outstanding stock options	65,159	3,278,015	$19.88
Unvested restricted shares	—	3,020,651

Diluted book value per common share	$4,235,855	142,710,282		$29.68

	As at December 31, 2008
				Book value per
	Equity amount	Shares	Exercise price	share
Book value per common share
Total shareholders’ equity	$1,938,734	75,624,697		$25.64

Diluted book value per common share
Total shareholders’ equity	1,938,734	75,624,697
Assumed exercise of outstanding warrants	152,316	8,680,149	$17.55
Assumed exercise of outstanding stock options	51,043	2,799,938	$18.23
Unvested restricted shares	—	2,986,619

Diluted book value per common share	$2,142,093	90,091,403		$23.78

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, HM08 Bermuda
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Pro Forma Combined – Validus Holdings, Ltd. and IPC Holdings Ltd.
Pro Forma Combined Statement of Operations
For the year ended December 31, 2009
(Expressed in thousands of U.S. dollars, except share and per share information)

			IPC Holdings
	Historical	Historical	Ltd.
	Validus	IPC	accounting	Pro Forma
	Holdings Ltd.	Holdings Ltd.	adjustments	Consolidated
Underwriting income
Gross premiums written	$1,621,241	$387,602	$(265)	$2,008,578
Reinsurance premiums ceded	(232,883)	(6,794)	265	(239,412)

Net premiums written	1,388,358	380,808	—	1,769,166
Change in unearned premiums	61,219	(118,557)	—	(57,338)

Net premiums earned	1,449,577	262,251	—	1,711,828

Underwriting deductions
Losses and loss expenses	523,757	32,793	—	556,550
Policy acquisition costs	262,966	26,634	—	289,600
General and administrative expenses	185,568	23,942	—	209,510
Share compensation expenses	27,037	6,714	—	33,751

Total underwriting deductions	999,328	90,083	—	1,089,411

Underwriting income	450,249	172,168	—	622,417

Net investment income	118,773	56,795	(11,624)	163,944
Other income	4,634	(31)	—	4,603
Finance expenses	(44,130)	(383)	—	(44,513)

Operating income before taxes	529,526	228,549	(11,624)	746,451
Tax benefit	3,759	—	—	3,759

Net operating income	533,285	228,549	(11,624)	750,210

Gain on bargain purchase, net of expenses	287,099	(90,151)	(196,948)	—
Realized gain on the repurchase of debentures	4,444	—	—	4,444
Net realized (losses) gains on investments	(11,543)	6,826	—	(4,717)
Net unrealized gains on investments	84,796	104,993	—	189,789
Foreign exchange (losses) gains	(674)	4,968	—	4,294

Net income	897,407	255,185	(208,572)	944,020

Warrant dividend	(6,507)	—	—	(6,507)

Net income available to common shareholders	$890,900	$255,185	$(208,572)	$937,513

Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	93,697,194		36,912,581	130,609,775
Diluted	97,168,409		37,135,312	134,303,721

Basic earnings per common share	$9.51	$		$7.18
Diluted earnings per common share	$9.24	$		$7.03
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, HM08 Bermuda
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
     This news release may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) our limited operating history; 6) our ability to successfully implement our business strategy during “soft” as well as “hard” markets; 7) adequacy of our loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of IPC or other businesses we may acquire or new business ventures we may start; 15) the effect on our investment portfolio of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors.
     The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents on file with the SEC. Any forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise
Non-GAAP Financial Measures
     In presenting the Company’s results, management has included and discussed certain schedules containing net operating income (loss), net operating income per share underwriting income, annualized net operating return on average equity and diluted book value per common share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Net Operating Income, Net Operating Income per share and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statement of Operations” above. Annualized net operating return on average equity is presented in the section above entitled “Net Operating Income, Net Operating Income per share and Annualized Net Operating Return on Average Equity”. A reconciliation of diluted book value per share to book value per share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Diluted Book Value Per Share”. Net operating income is calculated based on net income (loss) excluding net realized gains (losses), net unrealized gains (losses) on investments, gains (losses) arising from translation of non-US$ denominated balances and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, HM08 Bermuda
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com